Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-280720) of Telecom Argentina S.A. of our report dated March 11, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/ Alejandro Javier Rosa	(Partner)

Autonomous City of Buenos Aires, Argentina

March 11, 2026